Exhibit 10.5

AMENDMENT

TO

STOCK OPTION AGREEMENT

PHARMACYCLICS, INC., a Delaware corporation (the "Corporation") and [________________________] ("Optionee") have entered into that certain Stock Option Agreement (the "Agreement") effective as of [_______________, ______], evidencing the stock option originally granted to Optionee as of [______________, ______]. In order to amend the Agreement in certain respects, the Corporation and Optionee hereby agree as follows effective as of [________________, 2004].

I.

Paragraph 5(vi) of the Agreement is hereby amended to read in its entirety as follows:

"(vi) In the event of a Corporate Transaction or Change in Control, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph"

II.

Paragraph 6(a) of the Agreement is hereby amended to read in its entirety as follows:

"(a) In the event of any Corporate Transaction or Change in Control, each outstanding option, which is not otherwise vested or remains subject to forfeiture shall automatically accelerate so that each such option shall, immediately prior to the Corporate Transaction or Change in Control become vested and exercisable with regard to fifty percent (50%) of the shares of Common Stock which are at the time subject to such option and unvested and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock, if applicable and fifty percent (50%) of the forfeiture restrictions on such options, if applicable, will lapse. The remaining shares of Common Stock at the time subject to each outstanding option, but not otherwise vested pursuant to the terms of preceding sentence, shall automatically accelerate so that each such option shall, immediately prior to the Corporate Transaction or Change in Control become vested and exercisable with regard to the remaining shares, if applicable, and the forfeiture restrictions shall lapse, provided however, the remaining shares shall not become vested and exercisable on such accelerated basis and the remaining forfeiture restrictions will not lapse, if and to the extent, such option is assumed or substituted by the successor corporation. In the event the Optionee's service is terminated by reason of Involuntary Termination, within eighteen (18) months following a Corporate Transaction or Change in Control in which a portion of such option was assumed or substituted, the shares subject to such option shall thereupon vest in full and, if applicable, the remaining forfeiture restrictions shall lapse. Any options so accelerated shall remain exercisable for fully-vested shares, if applicable, until the earlier of (i) the expiration of their term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination."

III.

Paragraph 6(d) of the Agreement is hereby amended to read in its entirety as follows:

"(d) The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws."

IV.

Paragraph 17(iii) is hereby deleted in its entirety and subsequent subparagraphs shall be renumbered appropriately to reflect the foregoing deletion.

V.

New Paragraph C is hereby added to the Appendix to the Agreement to read in its entirety as follows:

"C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(a) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

(b) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members described in clause (1) who were still in office at the time the Board approved such election or nomination."

VI.

The remaining Paragraphs of the Appendix to the Agreement shall be renumbered appropriately to reflect the foregoing addition of New Paragraph C.

Except as amended hereby, the Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to Stock Option Agreement to be executed as of [___________________, 2004].

THE CORPORATION

PHARMACYCLICS, INC.

a Delaware Corporation

By: ______________________________

Name: ____________________________

Title: _____________________________

OPTIONEE

_______________________________

[_______________], Optionee